BYLAWS
                                   of
                        QUESTAR PIPELINE COMPANY

                           A Utah Corporation

                                 OFFICES

      SECTION 1. The principal office shall be in the City of Salt Lake, County of Salt Lake, State of Utah.

      The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

                                  SEAL

      SECTION 2. The corporate seal shall have inscribed thereon the name of the Corporation, and the words "Corporate Seal," and "Utah." Said seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced, or otherwise.

                         SHAREHOLDERS' MEETINGS

      SECTION 3. All meetings of the shareholders shall be held at the Corporation's office in Salt Lake City, Utah, or at such other place as may be specified by the Board of Directors.

      SECTION 4. The annual meeting of shareholders shall be held on the third Tuesday in May of each year, and if such day is a legal holiday, then on the preceding secular business day, at 1:00 p.m., when they shall elect by majority vote a Board of Directors and transact such other business as may properly be brought before the meeting.

      SECTION 5. The Board of Directors may direct the calling of special meetings of the shareholders at such time and place as the Board may deem necessary.

      SECTION 6. Holders of a majority of the shares issued and outstanding, and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until such requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, business may be transacted which might have been transacted at the meeting as originally notified.

      SECTION 7. The Secretary shall, but in case of his failure any other officer of the Corporation may, give written or printed notice to the shareholders stating the place, day and hour of each shareholders meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such notice shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting.

      SECTION 8. Notice may be given either personally or by mail, and if given by mail, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage prepaid thereon.

      SECTION 9. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such shareholder and bearing a date not more than three months prior to said meeting. Each shareholder shall have one vote for each share of stock registered in such shareholder's name on the books of the Corporation. The vote for directors and, upon the demand of any shareholder, the vote upon any question before any meeting of shareholders shall be by ballot. All elections shall be had and all questions decided by a plurality vote.

      SECTION 10. A complete list of shareholders entitled to vote at any meeting of shareholders shall be prepared and be available for inspection by any shareholder beginning two business days after notice is given of the meeting for which the list was prepared and continuing throughout the meeting. The list shall be arranged by voting group and by class or series of shares within each voting group and be alphabetical within each voting group or class. The list shall indicate each shareholder's name, address, and number of voting shares.

      A shareholder, directly or through an agent or attorney, has the right to inspect and copy, at his expense, the list of shareholders prepared for each meeting of shareholders. The shareholder must make a written request to examine the list and must examine it during the Corporation's regular business hours.

      SECTION 11. Business transacted at all special meetings of the shareholders shall be confined to the objects stated in the call and notice.

      SECTION 12. Unless otherwise provided in the Articles of Incorporation, any action that may be taken at any annual or special meeting of the shareholders may be taken without a meeting and without prior notice upon the receipt of a unanimous written consent.

                                DIRECTORS

      SECTION 13. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The Board shall consist of five directors. A majority shall have the power to transact the business of the corporation in conformity with the powers conferred upon the Board of Directors by the Articles of Incorporation. Directors elected at any annual or special meeting of the shareholders shall hold office until the next annual meeting of the shareholders and until their successors shall be duly elected. One or more directors may be removed with or without cause by a vote of the majority of the shareholders at a meeting of shareholders called for that purpose.

      SECTION 14. Unless the Articles of Incorporation provide otherwise, any acts required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all the directors take the action, each director signs a written consent describing the action taken, and the consents are filed with the records of the Corporation. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be described as such in any document.

      SECTION 15. The directors may hold their meetings and have one or more offices and keep the books of the Corporation at such place as they may from time to time determine.

      SECTION 16. In addition to the powers and authority by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute of the State of Utah, or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

                                COMMITTEE

      SECTION 17. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more Committees, each Committee to consist of two or more of the Directors of the Corporation and shall have and may exercise the powers conferred upon them by the Board of Directors. All Committees when so appointed shall have such name or names as may be determined from time to time by resolutions adopted by the Board of Directors.

      SECTION 18. The Committees shall keep regular minutes for their proceedings and report the same to the Board of Directors when required.

                        COMPENSATION OF DIRECTORS

      SECTION 19. Directors, as such, shall not receive any salary for their services, but the Board of Directors, by resolution, shall fix the fees to be allowed and paid to directors, as such, for their services and provide for the payment of the expenses of the directors incurred by them in performing their duties. Nothing herein contained, however, shall be considered to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

      SECTION 20. Fees to members of special or standing committees and expenses incurred by them in the performance of their duties, as such, shall also be fixed and allowed by resolution of the Board of Directors.

                          MEETINGS OF THE BOARD

      SECTION 21. The Board of Directors may meet at Salt Lake City, Utah, or at such other place as may be determined by a majority of the members of the Board.

      SECTION 22. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

      SECTION 23. Special meetings of the Board may be called by the President on at least two days' notice to each director, either personally or by mail or telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors.

      SECTION 24. At all meetings of the Board a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors. Directors may participate in a meeting and be counted in the quorum by means of conference telephone or similar communication equipment by which all directors participating in the meeting can hear each other.

      SECTION 25. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of: a Chairman of the Board, a President and Chief Executive Officer, a Vice President, a Secretary, and a Treasurer. The Board may also choose a Vice Chairman, additional Vice Presidents, Assistant Secretaries and Assistant Treasurers.

      SECTION 26. The Board of Directors at its first meeting after each annual meeting shall choose a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, and such Assistant Secretaries and Assistant Treasurers as the Board deems necessary or appropriate. None of the officers except the Chairman of the Board, Vice Chairman, and the President need be members of the Board.

      SECTION 27. The Board may appoint such other officers and agents as it may deem necessary, who hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

      SECTION 28. The salaries of all officers of the Corporation shall be fixed by the
Board of Directors.

      SECTION 29. The officers of the Corporation shall hold office until their successors are chosen and qualified in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the affirmative vote of a majority of the whole Board of Directors.

                          CHAIRMAN OF THE BOARD

      SECTION 30. The Chairman of the Board shall preside at the meetings of the shareholders and directors. In the Chairman's absence, the Vice Chairman (if one has been chosen) shall preside at the meetings of the shareholders and directors.

                                PRESIDENT

      SECTION 31. The President shall be the Chief Executive Officer of the Corporation; in the absence of the Chairman of the Board and the Vice Chairman of the Board, shall preside at all meetings of the shareholders and directors; shall have general and active management of the Corporation; and shall see that all orders and resolutions of the Board are carried into effect. He shall have the general powers and duties of supervision and management usually vested in the office of president and chief executive officer of a corporation. He shall perform such other functions and duties as shall be prescribed by the Board of Directors.

                             VICE PRESIDENT

      SECTION 32. The Vice Presidents shall perform the duties prescribed by the President or the Board of Directors.

                   SECRETARY AND ASSISTANT SECRETARIES

      SECTION 33. (a) The Secretary: shall attend the meetings of the Board and the meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the Committees appointed by the Board when required; give or cause to be given notice of the meetings of the shareholders and of the Board of Directors; and perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall keep in safe custody the seal of the Corporation and affix the same to any instrument requiring it.

      (b) The Assistant Secretary, senior in time of service, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary and shall perform such other duties as shall be prescribed by the President or the Board of Directors.

                   TREASURER AND ASSISTANT TREASURERS

      SECTION 34. The Treasurer and Assistant Treasurers shall perform such duties as shall be prescribed by the President or the Board.

                                VACANCIES

      SECTION 35. If the office of any director or directors becomes vacant by reason of the death, resignation, disqualification, removal from office, or otherwise, the remaining directors, not less than a quorum, shall choose a person or persons to fill the vacancy or vacancies who shall hold office until the successor or successors shall have been duly appointed or elected.

                          CERTIFICATES OF STOCK

      SECTION 36. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued.

                               FISCAL YEAR

      SECTION 37. The fiscal year shall begin the first day of January in each year.

                      RECORDS AND INSPECTION RIGHTS

      Section 38. The Corporation shall maintain permanent records of the minutes of all meetings of its shareholders and Board of Directors; all actions taken by the shareholders or Board of Directors without a meeting; and all actions taken by a Committee of the Board of Directors on behalf of the Corporation. The Corporation shall also maintain appropriate accounting records. The Corporation shall keep such records at its office in salt Lake City, and at any other location designated by the Board of Directors.

      A shareholder of the Corporation, directly or through an agent or attorney, shall have the limited rights to inspect and copy the Corporation's records as provided under applicable state law and by complying with the procedures specified under such law.

                              BANK ACCOUNTS

      SECTION 39. All checks, demands for money, or other transactions involving the Corporation's bank accounts shall be signed by such officers or other responsible employees as the Board of Directors may designate. No third party is allowed access to the Corporation's bank accounts without express written authorization by the Board of Directors.

                               AMENDMENTS

      SECTION 40. The Corporation's Board of Directors may amend or repeat the Corporation's Bylaws unless the Corporation's Articles of Incorporation or Utah's Revised Business Corporation Act reserve this power exclusively to the shareholders in whole or part; unless the shareholders, in adopting, amending, or repealing a particular Bylaw, provide expressly that the Board of Directors may not amend or repeal that Bylaw; or unless the Bylaw either establishes, amends or deletes a supermajority shareholder quorum or voting requirement. The Corporation's shareholders may amend or repeal the Corporation's Bylaws even though the Bylaws may also be amended or repealed by the Board of Directors.

                 INDEMNIFICATION AND LIABILITY INSURANCE

      SECTION 41. (a) Voluntary Indemnification. Unless otherwise provided in the Articles of Incorporation, the Corporation shall indemnify any individual made a party to a proceeding because he is or was a director of the Corporation, against liability incurred in the proceeding, but only if the Corporation has authorized the payment in accordance with the applicable statutory provisions [Sections 16-10a-902 and 16-10a-904 of Utah's Revised Business Corporation Act] and a determination has been made in accordance with the procedures set forth in such provision that the director conducted himself in good faith; that he reasonably believed that his conduct, if in his official capacity with the Corporation, was in its best interests and that his conduct, in all other cases, was at least not opposed to the Corporation's best interests; and that he had no reasonable cause to believe his conduct was unlawful in the case of any criminal proceeding.

      (b) The Corporation may not voluntarily indemnify a director in connection with a proceeding by or in the right of the Corporation in which the director was adjudged liable to the Corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

      (c) Indemnification permitted under Paragraph (a) in connection with a proceeding by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the proceeding.

      (d) If a determination is made, using the procedures set forth in the applicable statutory provision, that the director has satisfied the requirements listed herein and if an authorization of payment is made, using the procedures and standards set forth in the applicable statutory provision, then, unless otherwise provided in the Corporation's Articles of Incorporation, the Corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if the director furnishes the Corporation a written affirmation of his good faith belief that he has satisfied the standard of conduct described in this Section, furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment); and if a determination is made that the facts then known of those making the determination would not preclude indemnification under this Section.

      (e) Mandatory Indemnification. Unless otherwise provided in the Corporation's Articles of Incorporation, the Corporation shall indemnify a director or officer of the Corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the Corporation against reasonable expenses incurred by him in connection with the proceeding.

      (f) Court-Ordered Indemnification. Unless otherwise provided in the Corporation's Articles of Incorporation, a director or officer of the Corporation who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The court may order indemnification if it determines that the director or officer is entitled to mandatory indemnification as provided in this Section and applicable law, in which case the court shall also order the Corporation to pay the reasonable expenses incurred by the director or officer to obtain court-ordered indemnification. The court may also order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer met the applicable standard of conduct set forth in this Section and applicable law. Any indemnification with respect to any proceeding in which liability has been adjudged in the circumstances described in Paragraph (b) above is limited to reasonable expenses.

      (g) Indemnification of Others. Unless otherwise provided in the Corporation's Articles of Incorporation, an officer, employee, or agent of the Corporation shall have the same indemnification rights provided
to a director by this Section.   The Board of Directors may also
indemnify and advance expenses to any officer, employee, or agent of the Corporation, to any extent consistent with public policy as determined by the general or specific purpose of the Board of Directors.

      (h) Insurance. The Corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent or the Corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary or agent of another foreign or domestic corporation, other person, of an employee benefit plan, or incurred by him in that capacity or arising from his status as a director, officer, employee, fiduciary, or agent, whether or not the Corporation has the power to indemnify him against the same liability under applicable law.

                         LIMITATION ON LIABILITY

      SECTION 41. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any action taken or any failure to take any action, as a director, except liability for (a) the amount of a financial benefit received by a director to which he is not entitled; (b) an intentional infliction of harm on the Corporation or the shareholders; (c) any action that would result in liability of the director under the applicable statutory provision concerning unlawful distributions [Section 16-10-842 of Utah's Revised Business Corporation Act]; or (d) an intentional violation of criminal law. This provision shall not limit the liability of a director for any act or omission occurring prior to August 11, 1992.
Any repeal or modification of this provision by the stockholders shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation for acts or omissions occurring prior to the effective date of such repeal or modification.